UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

The following was contained in a press release issued by NB&T Financial Group, Inc., on or about December 22, 2009:

NB&T Financial Group, Inc.(“NBTF”), parent company of The National Bank and Trust Company (“NB&T”), Wilmington, Ohio, is pleased to announce that on December 18, 2009, the shareholders of Community National Corporation (“CNC”), parent company of Community National Bank, Franklin, Ohio, approved the merger of CNC with NBTF, according to the terms of the merger agreement dated June 30, 2009, and amended October 12, 2009, between the two companies. The merger is expected to close at year-end, although that target date is not certain.

After the shareholder meeting, management of CNC and NBTF discovered that the “Election Form/Letter of Transmittal” mailed to certain CNC shareholders on or about November 25, 2009, inadvertently was not mailed to many other shareholders. Therefore, in order to ensure that all CNC shareholders have the opportunity to indicate their preference to receive cash, NBTF shares or a combination of cash and NBTF shares, the deadline for submitting the Notice of Election/Letter of Transmittal has been extended for all CNC shareholders. The new election deadline is 4:00 p.m., Central Time, on February 2, 2010. A new Election Form/Letter of Transmittal will be mailed to all CNC shareholders. Any shareholder who has submitted an Election Form/Letter of Transmittal will have the opportunity to change his or her election by submitting a new Election Form/Letter of Transmittal. If a shareholder does not wish to change a previously submitted election, no action needs to be taken. The distribution of the merger consideration to CNC shareholders will be made by NBTF’s exchange agent promptly after the new election deadline.

CNC shareholders who have questions regarding their Election Form/Letter of Transmittal should contact NBTF’s exchange agent, Illinois Stock Transfer Company, at (312) 427-2953 or (800) 757-5755.

NB&T Financial Group, Inc. is the holding company for NB&T, which is a full service financial institution offering deposit, loan, investment and insurance products for personal and business needs. NB&T was originally founded in 1872 and remained true its community banking philosophy and local presence since. NB&T prides itself on delivering unparalleled customer service and guidance to customers that meets their individual life stage goals.

Additional Information About the Proposed Merger

NBTF has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 concerning the proposed merger, which included a prospectus/proxy statement for the offer and sale of NBTF common shares to CNC shareholders as well as for the solicitation of proxies from CNC’s shareholders for use at the meeting at which the merger transaction was voted upon. The prospectus/proxy statement and other documents filed by NBTF with the SEC contain important information about NBTF, CNC and the merger transaction. We urge investors and CNC shareholders to read carefully the prospectus/proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. Investors and shareholders may obtain a free copy of the prospectus/proxy statement – along with other filings containing information about NBTF – at the SEC’s website at http://www.sec.gov. Copies of the prospectus/proxy statement, and the filings with the SEC, may also be obtained free of charge by directing a request to NB&T Financial Group, Inc., 48 N. South Street, Wilmington, Ohio 45177, attention Craig F. Fortin, Chief Financial Officer, telephone (937) 382-1441.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Except for the historical and present factual information contained in this press release, the matters discussed in this press release, including statements identified by words such as “will,” “expected,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the possibility that certain conditions to closing may not have occurred on the proposed terms and schedules; and other factors described in NBTF’s filings with the SEC, including but not limited to the discussion in the Prospectus/Proxy Statement under the caption “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment solely as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ CRAIG F. FORTIN
Craig F. Fortin
Senior Vice President, Chief Financial Officer

Date: December 22, 2009